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As filed with the Securities and Exchange Commission on December 4, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Network Commerce Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-162810 (I.R.S. Employer Identification Number)

411 1st Avenue South
Suite 200 North
Seattle, WA 98104
(206) 223-1996
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dwayne M. Walker
President and Chief Executive Officer
411 1st Avenue South
Suite 200 North
Seattle, WA 98104
(206) 223-1996
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

S. Paul Sassalos
Mark C. Lamb
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Proposed Maximum Per Share Offering Price(3)	Amount of Registration Fee

Common Stock, $.001 par value	2,250,000 shares	$3,762,000	$1.672	$993

(1)
The Company previously registered an aggregate 11,250,000 shares of Common Stock on a related Registration Statement on Form S-3 (File No. 333-48708) for a proposed maximum aggregate offering price of $31,286,250, for which a filing fee of $8,260 was previously paid upon the filing of such Registration Statement.

(2)
All shares registered pursuant to this registration statement are to be offered by the selling shareholder. Shares of common stock that may be offered puruant to this registration statement include (i) 4,050,633 shares issuable upon the exercise of warrants, (ii) an estimated number of shares issuable upon conversion of notes and (iii) an indeterminate number of additional shares of common stock as may from time to time become issuable upon conversion of the notes and exercise of the warrants by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low selling prices of the Common Stock on November 29, 2000, as reported on the Nasdaq National Market.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

   This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Network Commerce Inc. This Registration Statement relates to the proposed offering of shares of our Common Stock, par value $0.001 per share, by a certain selling shareholder, contemplated by the Registration Statement on Form S-3, Registration No. 333-48708, which we originally filed on October 26, 2000 (the "Prior Registration Statement"), and is being filed for the sole purpose of increasing the number of shares of Common Stock registered by 2,250,000 and increasing the proposed maximum aggregate offering price to the public set forth in the Prior Registration Statement by $3,762,000.

Item 16. Exhibits

4.1+	Securities Purchase Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
4.2+	Form of Convertible Note dated as of September 28, 2000
4.3+	Stock Purchase Warrant dated as of September 28, 2000
4.4+	Registration Rights Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
5.1	Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock
23.1	Consent of Arthur Anderson LLP, independent auditors
23.2	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1 hereto)
24.1+	Power of attorney (contained on signature page)

+
Incorporated by reference to the designated exhibit included in the Registrant's Statement on Form S-3 (Registration No. 333-48708).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 30th day of November, 2000.

NETWORK COMMERCE INC.
By:	/s/ ALAN D. KOSLOW Alan D. Koslow, Executive Vice-President, Secretary and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 30th day of November 2000.

Signature	Title

* DWAYNE M. WALKER	Chairman of the Board, Chief Executive Officer and Director
* MARK TERBEEK	Director
* MARK MCCLURE	Director
* BRET MAXWELL	Director
* DAVID LONSDALE	Director
* EYTAN LOMBROSO	Director
* JOHN SNEDEGAR	Director

*By:	/s/ ALAN D. KOSLOW ALAN D. KOSLOW ATTORNEY-IN-FACT

EXHIBIT INDEX

Exhibit Number
4.1+	Securities Purchase Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
4.2+	Form of Convertible Note dated as of September 28, 2000
4.3+	Stock Purchase Warrant dated as of September 28, 2000
4.4+	Registration Rights Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
5.1	Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock
23.1	Consent of Arthur Anderson LLP, independent auditors
23.2	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1 hereto)
24.1+	Power of attorney (contained on signature page)

+
Incorporated by reference to the designated exhibit included in the Registrant's Statement on Form S-3 (Registration No. 333-48708).

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INCORPORATION OF INFORMATION WE FILE WITH THE SEC
SIGNATURES
EXHIBIT INDEX